Exhibit 3.3

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “CAESARS ENTERTAINMENT RESORT PROPERTIES FINANCE, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE NINTH DAY OF AUGUST, A.D. 2013, AT 1:18 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “CAESARS NJ/NV FINANCE, INC.” TO “CAESARS ENTERTAINMENT RESORT PROPERTIES FINANCE, INC.”, FILED THE TWELFTH DAY OF SEPTEMBER, A.D. 2013, AT 12:45 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “CAESARS ENTERTAINMENT RESORT PROPERTIES FINANCE, INC.”.

	/s/ Jeffrey W. Bullock
	Jeffrey W. Bullock, Secretary of State
5381162 8100H	AUTHENTICATION:	1670417
141141513	DATE:	09-04-14
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division or Corporations Delivered 01:47 PM 08/09/2013 FILED 01:18 PM 08/09/2013 SRV 130973917 - 5381162 FILE

STATE of DELAWARE

CERTIFICATE of INCORPORATION

A CLOSE CORPORATION

Of

Caesars NJ/NV Finance Inc.

(name of corporation)

•	First: The name of this Corporation is Caesars NJ/NV Finance, Inc..

•	Second: Its Registered Office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400 Street, in the City of Wilmington, DE County of New Castle Zip Code 19808.

The Registered Agent in charge thereof is Corporation Service Company.

Third: The nature of business and the objects and purposes proposed to be transacted, promoted and carried on, are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

•	Fourth: The amount of the total stock of this corporation is authorized to issue is 100 shares (number of authorized shares) with a par value of $.001 per share.

•	Fifth: The name and mailing address of the incorporator are as follows:

Name Jill Eaton

Mailing Address One Caesars Palace Drive, Las Vegas, NV Zip Code 89109

•	Sixth: All of the Corporation’s issued stock of all classes, exclusive of treasury shares, shall be represented by certificates and shall be held of record by not more than a specified number of persons, not exceeding 30.

•	Seventh: All of the issued stock of all classes shall be subject to 1 or more of the restrictions on transfer permitted by Section 202 of the General Corporation Law of State of Delaware.

•	Eighth: The Corporation shall make no offering of any of its stock of any class which would constitute a “public offering” within the meaning of the United States Securities Act of 1933 as it may be amended from time to time.

•	I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 9 day of August, A.D. 2013.

BY:	/s/ Jill Eaton
(Incorporator)

NAME:	Jill Eaton
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State of Delaware Secretary of State Division of Corporations Delivered 12:45 PM 09/12/2013 FILED 12:45 PM 09/12/2013 SRV 131081690 - 5381162 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Caesars NJ/NV Finance, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “First” so that, as amended, said Article shall be and read as follows:

“The name of this Corporation shall be Caesars Entertainment Resort Properties Finance, Inc.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 10 day of September, 2013.

By:	/s/ Jill Eaton
Authorized Officer
Title:	Assistant Corporate Secretary

Name:	Jill Eaton
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